UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Hydrofarm Holdings Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hydrofarm Holdings Group, Inc.

1510 Main Street

Shoemakersville, Pennsylvania 19555

April 30, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 annual meeting of stockholders of Hydrofarm Holdings Group, Inc. to be held at 11:00 a.m. ET on Tuesday, June 23, 2026. This year’s annual meeting will be held virtually via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYFM2026. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Hydrofarm Holdings Group, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, we will ask stockholders to (i) elect one (1) person to our board of directors as a class III director, (ii) to approve an advisory vote on compensation of our named executive officers as disclosed in this proxy statement, and (iii) to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our board of directors recommends that you vote “FOR” each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 30, 2026, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2026 annual meeting of stockholders and our 2025 annual report to stockholders. The Notice also provides instructions on how to vote online or by mail or telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of Hydrofarm Holdings Group, Inc.

Sincerely,

William Toler
Chairman of the Board of Directors and
Chief Executive Officer

HYDROFARM HOLDINGS GROUP, INC.

1510 Main Street

Shoemakersville, Pennsylvania 19555

April 30, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME:	11:00 a.m. ET

DATE:	June 23, 2026

ACCESS:

This year’s annual meeting will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2026 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card that you receive. For further information about the virtual annual meeting, please see “Questions and Answers about the Meeting” beginning on page 2.

PURPOSES:

1.	To elect one (1) class III director to serve a three-year term expiring in 2029;

2.	To approve an advisory vote on compensation of our named executive officers;

3.	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of our common stock at the close of business on April 24, 2026 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available during the 10 days prior to the annual meeting at our principal executive offices located at 1510 Main Street, Shoemakersville, Pennsylvania 19555. If you wish to view this list, please contact our Chief Financial Officer at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555 or (707) 765-9990. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYFM2026.

All stockholders are cordially invited to attend the virtual annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY THE ORDER OF THE BOARD OF DIRECTORS

William Toler
Chairman of the Board of Directors and
Chief Executive Officer

i

HYDROFARM HOLDINGS GROUP, INC.

1510 Main Street, Shoemakersville

Pennsylvania 19555

PROXY STATEMENT FOR HYDROFARM HOLDINGS GROUP, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2026

This proxy statement, along with the accompanying notice of the 2026 annual meeting of stockholders, contains information about the 2026 annual meeting of stockholders of Hydrofarm Holdings Group, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m. ET, on Tuesday, June 23, 2026. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2026. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Hydrofarm Holdings Group, Inc. as “Hydrofarm,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 30, 2026, we intend to begin sending to our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2026 annual meeting of stockholders and our 2025 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 23, 2026

This proxy statement, the Notice, our form of proxy card and our 2025 annual report to stockholders will be available for viewing, printing and downloading at www.virtualshareholdermeeting.com/HYFM2026. In order to view, print or download these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025 (the “Annual Report on Form 10-K”), on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hydrofarm.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

HYDROFARM HOLDINGS GROUP, INC.

Attn: Chief Financial Officer

1510 Main Street

Shoemakersville, Pennsylvania 19555

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders to be held virtually via live audio webcast, on Tuesday, June 23, 2026, at 11:00 a.m. ET and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice, summarizes the purpose of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice, the proxy card and a copy of our Annual Report on Form 10-K, because you were the beneficial owner of shares of our common stock as of the close of business on April 24, 2026 (the “Record Date”). We intend to commence distribution of the Notice Regarding the Internet Availability of Proxy Materials and, if applicable, proxy materials to stockholders on or about April 30, 2026.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. If you received the Notice, you will not receive a printed or email copy of the proxy materials, unless you request them by following the instructions included in the Notice. The Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why is the Company Holding a Virtual Annual Meeting?

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.

What Happens if There Are Technical Difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the phone number displayed on the virtual annual meeting website.

Who May Vote?

Only stockholders of record at the close of business on the Record Date of April 24, 2026 will be entitled to vote at the annual meeting. On the Record Date, there were 4,764,612 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer Company, then you are a stockholder of record.

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for the nominee for director and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If you are the stockholder of record (i.e. your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer Company, or you have stock certificates registered in your name), you may vote:

•

By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on June 22, 2026.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•	At the time of the virtual annual meeting. If you attend the virtual annual meeting, you may vote your shares online at the time of the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card to vote your shares online at the time of the annual meeting.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

☐	“FOR” the election of the nominee for director;

☐	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

☐	“FOR” the ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by Kevin O'Brien, the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before or during the annual meeting. You may change or revoke your proxy in any one of the following ways:

☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐	by re-voting by Internet or by telephone as instructed above;

☐	by notifying Hydrofarm’s Chief Financial Officer in writing before the annual meeting that you have revoked your proxy; or

☐

by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares only has the authority to vote your shares for which you have not instructed your bank, broker or other nominee how to vote your shares only on the ratification of the appointment of our independent registered public accounting firm without receiving instructions from you. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect A Director

The nominee for director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ shares held by the firms in street name for which the beneficial owner has not instructed such firm how to vote for the election of the director. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Consider Advisory Vote on Compensation of the Corporation’s Named Executive Officers

The affirmative vote of a majority of the shares cast for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ shares held by the firms in street name for which the beneficial owner has not instructed such firm how to vote on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, our board of directors and the compensation committee of our board of directors (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3: Ratify Selection of Independent Auditor

The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ shares held by the firms in street name for which the beneficial owner has not instructed such firm how to vote on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2026, the audit committee of our board of directors (the “Audit Committee”) will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election and Continental Stock Transfer Company examine these documents. Management of the Company will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

Our annual meeting will be held in a virtual meeting format only, at 11:00 a.m. ET on Tuesday, June 23, 2026. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYFM2026 shortly before the meeting time, and follow the instructions for viewing the webcast. If you miss the annual meeting, you can view a replay of the webcast at www.virtualshareholdermeeting.com until June 23, 2027. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other record holders through which you hold shares in street name may be sending you a single set of our proxy materials if multiple stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Chief Financial Officer at: Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555 or (707) 765-9990. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.virtualshareholdermeeting.com/HYFM2026 and follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 24, 2026 for (a) the executive officers named in the Summary Compensation Table on page 23 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 24, 2026 pursuant to the exercise of options, the vesting of restricted stock units (“RSUs”) or the vesting of performance stock units (“PSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 4,764,612 shares of common stock outstanding on April 24, 2026. Unless otherwise noted, the business address of each of the following entities or individuals is 1510 Main Street, Shoemakersville, Pennsylvania 19555.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5%+ Stockholders:
Janusz Michal Bogaczyk(1)	454,000	9.5%
Persons affiliated with Dumont Global LP(2)	305,000	6.4%
Directors and Named Executive Officers:
William Toler	204,172	4.3%
Renah Persofsky(3)	61,500	*
Patrick Chung(4)	61,150	*
Melisa Denis(5)	58,425	*
Richard Christopher Yetter(6)	325,000	6.8%
Mark Parker(7)	15,444	*
Kevin O'Brien	6,555	*
B. John Lindeman	31,683	*
All directors and current executive officers as a group (8 persons)	736,118	14.9%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

This information is based solely on a Schedule 13G/A filed with the SEC by Janusz Michal Bogaczyk on March 25, 2025. The address for Mr. Bogaczyk is 3 Wisniowa Street, postal code: 62-081 Chyby, Poland.

(2)

This information is based on a Schedule 13G/A filed with the SEC by Dumont Global LP (“DG”), Dumont Fund Partners LLC (“DFP”), Dumont Master Fund LP (the “Fund”) and Chris Yetter (collectively, the “Dumont Parties”) on March 12, 2025 and additional information provided by Mr. Yetter. Mr. Yetter is (i) the manager of Dumont Global Partners LLC, which is the general partner of DG, and (ii) the general partner of DFP. DFP is the general partner of the Fund and DG is the investment manager of the Fund. DG, in its capacity as investment manager of the Fund, has shared power with Mr. Yetter to vote and dispose of the shares held by the Fund. The address for the Dumont Parties is 110 E 25th Street #215, New York, NY 10010.

(3)	Represents (i) 2,864 shares of our common stock and (ii) 58,636 shares of our common stock issuable under deferred RSUs settleable by issuing shares of common stock within 60 days of April 24, 2026.
(4)

Represents (i) 18,773 shares of our common stock, (ii) 30,000 shares of our common stock issuable under RSUs that will vest within 60 days of April 24, 2026, and (iii) 12,377 shares of our common stock issuable under deferred RSUs settleable by issuing shares of common stock within 60 days of April 24, 2026.

(5)	Represents (i) 1 share of our common stock and (ii) 58,424 shares of our common stock issuable under deferred RSUs settleable by issuing shares of common stock within 60 days of April 24, 2026.
(6)

Represents (i) 20,000 shares of our common stock issuable under RSUs that will vest within 60 days of April 24, 2026 and (ii) 305,000 shares of common stock held indirectly by Mr. Yetter as the manager of Dumont Global Partners LLC, which is the general partner of DG and as the general partner of DFP, which is the general partner of the Fund.

(7)	Represents (i) 10,994 shares of our common stock and (ii) 4,450 shares of common stock issuable upon the exercise of options.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws (the “Bylaws”) and our amended and restated certificate of incorporation, as amended (the “Charter”) provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of five (5) members, classified into three (3) classes as follows: (1) Mr. Toler and Mr. Chung constitute Class I, with a term ending at the 2027 annual meeting of stockholders; (2) Ms. Denis and Ms. Persofsky constitute Class II, with a term ending at the 2028 annual meeting of stockholders; and (3) Mr. Yetter constitutes Class III, with a term scheduled to end at the 2026 annual meeting of stockholders.

On March 25, 2026, our board of directors accepted the recommendation of our nominating and corporate governance committee (the “Nominating Committee”) and voted to nominate Mr. Yetter for election at the annual meeting for a term of three (3) years to serve until the 2029 annual meeting of stockholders, and until his successor has been elected and qualified.

Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages as of April 24, 2026, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
William Toler	66	Chairman of the Board and Chief Executive Officer
Patrick Chung	36	Director, Chairperson of Compensation Committee
Melisa Denis	62	Director, Chairperson of Audit Committee
Renah Persofsky	67	Director, Chairperson of Nominating Committee
Richard Christopher Yetter	41	Director

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our current board of directors are “independent directors” as defined by the Nasdaq Stock Market LLC (“Nasdaq”): Mr. Chung, Ms. Denis, Ms. Persofsky, and Mr. Yetter. In addition, our board of directors determined that each of our former directors Susan Peters and Richard D. Moss were “independent directors” as defined by Nasdaq during the periods they served as directors.

William Toler, Chairman of the Board and Chief Executive Officer

Mr. Toler assumed the role of Chief Executive Officer in December 2025, after previously serving in the role from January 2019 until his appointment to the office of Executive Chairman of the Board in January 2025. Prior to joining Hydrofarm in 2019, Mr. Toler was the Chief Executive Officer of Hostess Brands, Inc. (Nasdaq: TWNK) ("Hostess"), a food and beverage company, from April 2014 to March 2018. Under his leadership, Hostess successfully re-established the iconic Hostess brand as a leader within the sweet baked goods category, returned the company to profitability and transitioned Hostess from a private to public company. Mr. Toler has over 35 years of executive leadership experience in supply chain management and consumer packaged goods, including previously having served as Chief Executive Officer of AdvancePierre Foods, from September 2008 to August 2013, and President of Pinnacle Foods. He has also held executive roles at Campbell Soup Company (NYSE: CPB), Nabisco, and Procter & Gamble (NYSE: PG). Mr. Toler served on the board of directors of Collier Creek Holdings from September 2018 to September 2020, Hostess Brands from May 2014 to March 2018, AdvancePierre Foods from 2008 to 2013 and Pinnacle Foods from 2007 to 2008. In addition, Mr. Toler has also served as a senior advisor at Oaktree Capital Management, an investment management firm, from September 2013 to April 2014. Mr. Toler holds a B.A. in Business Management and Economics from North Carolina State University. Mr. Toler was selected to serve on our board of directors because of his extensive knowledge of our business and the industry, as well as his experience managing businesses with complex operations.

Patrick Chung, Director

Mr. Chung has served as our director since November 10, 2020. Mr. Chung has served as Vice President of Finance at Tricap Properties since October 2024. Previously, Mr. Chung served as the as Vice President of Investments at CentreCourt from October 2022 to October 2024. Previously, Mr. Chung served as Vice President of Finance at Serruya Private Equity Inc. from March 2018 to October 2022. In this role, Mr. Chung oversaw financial reporting and asset management for the fund, led the real estate investments team, and played a strategic role in the growth of investee companies. Previously, Mr. Chung was the Director of Finance for Inside Edge Properties Ltd. from March 2017 to March 2018. From January 2015 to March 2017, Mr. Chung served as the Assistant Manager of Finance Advisory for Deloitte. Prior to January 2015, Mr. Chung served as an Associate of Risk Assurance Services at PricewaterhouseCoopers Canada. In December 2015, Mr. Chung was designated as a Chartered Professional Accountant by the Chartered Professional Accountants of Ontario. Mr. Chung received his Bachelor of Accounting and Finance and Minor in Economics from the University of Waterloo in December 2011 and his Masters of Accounting from the University of Waterloo in August 2012. Mr. Chung was selected to serve on our board of directors because of his expertise in financial accounting and investment management.

Melisa Denis, Director

Ms. Denis has served as our director since November 20, 2020. Ms. Denis is currently President of Miracle Pointe Development, a real estate development company. Ms. Denis has served as a director and Chair of the Audit Committee of Smartkem, Inc. (OTCMKTS: SMTK), an electronics and display technology organization, since November 2023. Ms. Denis previously served as a partner at KPMG from 1998 to October 2020, including as National Tax Leader for Consumer Goods and as the leader of the Consumer and Industrial Market for the Southwest. Ms. Denis has served as a member of the Board of Regents for the University of North Texas System since January 2020, where she was recently elected as the Vice Chair of the Board of Regents. Ms. Denis serves as Co-Chair for Women Corporate Directors in Dallas/Fort Worth. Ms. Denis is a Certified Public Accountant and received her degree in accounting and her Masters of accounting and tax from the University of North Texas. Ms. Denis was selected to serve on our board of directors because of her significant financial and tax experience, including experience with companies in the consumer goods industry.

Renah Persofsky, Director

Ms. Persofsky has served as our director since November 10, 2020. Ms. Persofsky has over 40 years of business experience. Ms. Persofsky served as the Chief Executive Officer of Strajectory Corp. from 2010 to October 2024 and served as an executive consultant of Canadian Imperial Bank of Commerce (NYSE: CM) from 2011 to 2021. Ms. Persofsky has served as a director of Gauzy Ltd. (Nasdaq: GAUZ) since March 2026; the Chairwoman of Hub Cyber Security (Nasdaq: HUBC) since March 2025; as the Chairwoman of BookJane Inc. from October 2016 to December 2021; a director of Tilray Brands, Inc. (Nasdaq: TLRY) (f/k/a Aphria Inc.) since October 2017 and the Vice Chairwoman and Lead Director since October 2019; the Chairwoman of Green Gruff Inc. since July 2019; a director of Greenlane Holdings (Nasdaq: GNLN) from April 2022 to October 2025; and a director at Oceansix Future Paths Ltd. (TSXV: OSIX) (f/k/a K.B. Recycling Industries Ltd.) from April 2021 to January 2025. Ms. Persofsky has also previously served as an executive consultant to many iconic brands including Tim Hortons, Canadian Tire (OTCMKTS: CDNAF), Canada Post and Interac, and was an executive officer of the Bank of Montreal (NYSE: BMO). Ms. Persofsky previously co-chaired the Canadian Minister’s Advisory Committee on Electronic Commerce, as well as served as a special advisor to the Minister of Foreign Affairs and Trade. Ms. Persofsky received her degree from the Rotman School of Management at the University of Toronto. Ms. Persofsky was selected to serve on our board of directors because of her global business and e-commerce expertise, and her experience with the cannabis industry.

Richard Christopher Yetter, Director

Mr. Yetter has served as our director since October 1, 2025. Mr. Yetter has served since 2018 as the Founder and Chief Investment Officer of Dumont Global, a private investment partnership and affiliate of Dumont Master Fund LP, a long standing stockholder of the Company. Mr. Yetter also serves as a director for Minneapolis Cider Co. (d.b.a. Trail Magic), a producer of cider and hemp-derived beverages, a position he has held since 2024. Mr. Yetter has extensive experience as a professional investor in public companies focused on health and wellness, including a large portfolio in the U.S. regulated cannabis industry. Mr. Yetter was selected to serve on our board of directors because of his extensive experience as a professional investor in public companies focused on health and wellness, including a large portfolio in the U.S. regulated cannabis industry.

Committees of our Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2025 there were ten meetings of our board of directors, and the various committees of our board of directors met a total of ten times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2025. Our board of directors has adopted a policy under which each member of our board of directors is encouraged to make every effort to, but is not required to, attend each annual meeting of our stockholders. All of our active directors at the time attended the 2025 annual meeting of stockholders.

Audit Committee. Our Audit Committee met four times during the fiscal year ended December 31, 2025. This committee currently has three (3) members: Ms. Denis (Chairperson), Ms. Persofsky, and Mr. Chung. During the fiscal year ended December 31, 2025, Ms. Denis, Ms. Persofsky, Mr. Chung, and Mr. Moss served on this committee. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to our accounting policy and internal controls and reviews the scope of our annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by Nasdaq, as such standards apply specifically to members of audit committees. Our board of directors has determined that Ms. Denis is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.

Compensation Committee. The Compensation Committee met four times during the fiscal year ended December 31, 2025. This committee currently has two (2) members: Mr. Chung (Chairperson) and Mr. Yetter. During the fiscal year ended December 31, 2025, Mr. Chung, Mr. Yetter, and Ms. Peters served on this committee. Our board of directors has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by the SEC and Nasdaq. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2018 Equity Incentive Plan (the “2018 Plan”), 2019 Employee, Director and Consultant Equity Incentive Plan (the “2019 Plan”) and 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”). The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present.

Our Compensation Committee has adopted processes and procedures for determining executive and director compensation. Generally, our Compensation Committee evaluates and approves our compensation practices for the current year and determines compensation levels. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, and approves, or recommends to the board of directors for approval, the Chief Executive Officer’s compensation. For executives other than the Chief Executive Officer, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of such executive officers. Additionally, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of our directors, including with respect to any equity-based plans. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.

It is the Compensation Committee’s policy that the chairperson of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant.

Nominating and Corporate Governance Committee. Our Nominating Committee met two times during the fiscal year ended December 31, 2025.

This committee currently has two (2) members: Ms. Persofsky (Chairperson) and Mr. Chung, and had no additional members during the fiscal year ended December 31, 2025. Our board of directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:

•	evaluating and making recommendations to the full board of directors as to the composition, organization and governance of our board of directors and its committees,

•	evaluating and making recommendations as to director candidates,

•	evaluating current board members’ performance,

•	overseeing the process for Chief Executive Officer and other executive officer succession planning, and

•	developing and recommending governance guidelines for the Company.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, our Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. For any such recommendation to be properly brought before an annual meeting, the stockholder must: (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Company, (ii) have provided any updates or supplements to such notice at the times and in the forms required by the Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination, have acted in accordance with the representations set forth in the solicitation statement of our Bylaws. For notice to be timely, a stockholder’s written notice shall be received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

•

As to each person who the stockholder proposes to nominate for election, all information relating to such person that would be required to be disclosed in a proxy statement or as otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act;

•	certain biographical and share ownership information about the proposing stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the proposing stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.

Board Leadership Structure and Role in Risk Oversight

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

From January 1, 2025 to December 2025, the offices of Executive Chairman and Chief Executive Officer were held by Mr. Toler and Mr. Lindeman, respectively. In connection with Mr. Lindeman's resignation as Chief Executive Officer in December 2025, the board of directors decided to return to a unified leadership structure. Our board of directors is currently chaired by Mr. Toler, our Chief Executive Officer. We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. Our board of directors believes having combined Chairman and Chief Executive Officer positions and no lead independent director at this time is in our best interest and its stockholders.

Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (707) 765-9990. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairman of our board of directors at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

Set forth below are the names of our executive officers who are not also directors, their ages as of April 24, 2026, their offices in the Company, their principal occupations or employment for at least the past five years, the length of their tenure as executive officers and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position
Mark Parker	66	President
Kevin O’Brien	46	Chief Financial Officer
Erica Ackerman	51	Chief Accounting Officer

Mark Parker, President

Mr. Parker has served as our President since January 2025. Mr. Parker served as the Company’s Executive Vice President of Sales and Business Development from February 2022 to January 2025. Mr. Parker has over 30 years of experience in sales and marketing, and leading complex integration projects in multiple industries, in particular with consumer packaging goods. From May 2019 until February 2022, Mr. Parker served as the Company’s Senior Vice President of Business Development. Prior to joining Hydrofarm, Mr. Parker was the founder and Chief Executive Officer of iQ Solutions, where he spent nine years assisting organizations in commercialization efforts focused on sales and marketing. Mr. Parker also previously served as Senior Vice President of Trade Marketing, U.S. Soup Division, for Campbell Soup Company (NYSE: CPB), where he introduced innovative initiatives as “Soup to Go” (convenience in a package) and iQ Shelf, an in-store approach to simplify consumer shopping experience and drive mutual share growth. Mr. Parker holds a Bachelor of Science in Economics from Wingate University.

Kevin O’Brien, Chief Financial Officer

Mr. O’Brien has served as our Chief Financial Officer since January 2025. Mr. O’Brien had served as the Company’s Chief Accounting Officer from March 2022 to January 2025. Prior to joining Hydrofarm, Mr. O’Brien served as the Chief Accounting Officer of CPI Card Group Inc. (Nasdaq: PMTS) from April 2018 to March 2022. Mr. O’Brien previously served as the Director of Corporate Accounting and SEC Reporting at the same company from March 2016 until April 2018. Mr. O’Brien has over 20 years of accounting experience, including serving as a Senior Audit Manager at Deloitte & Touche LLP. Mr. O’Brien is a Colorado Certified Public Accountant and received a Bachelor of Science in Business with an emphasis in Accounting from University of Colorado and a Master of Science with an emphasis in Accounting from the same institution.

Erica Ackerman, Chief Accounting Officer

Ms. Ackerman has served as our Chief Accounting Officer since January 2025 and Corporate Controller since March 2023. Ms. Ackerman served as the Company's Assistant Controller from March 2021 to March 2023. Prior to joining Hydrofarm, Ms. Ackerman spent over 14 years at McKesson Corporation, including as Director of Global Corporate Reporting from June 2018 to July 2020 and as Senior Manager of Technical Accounting from January 2013 to June 2018. Ms. Ackerman is a California Certified Public Accountant and earned her Bachelor of Business Administration from the University of Washington Foster School of Business.

Compensation Discussion and Analysis

We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies. This section provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies and analyzes how and why our Compensation Committee arrived at specific compensation decisions for the fiscal year ended December 31, 2025 (“fiscal 2025”) for the individuals who served as our principal executive officer and our two other most highly compensated executive officers as of December 31, 2025 collectively referred to as our “named executive officers.”

Our named executive officers for fiscal 2025 were:

Name	Position(s)
William Toler(1)	Chairman of the Board & Chief Executive Officer (principal executive officer)
B. John Lindeman(2)	Former Chief Executive Officer (former principal executive officer)
Mark Parker	President
Kevin O'Brien	Chief Financial Officer

(1)	Mr. Toler reassumed the roles of Chairman of the Board and Chief Executive Officer, effective December 1, 2025 and no longer serves as Executive Chairman of the Board.
(2)	Mr. Lindeman resigned from his position as Chief Executive Officer, effective December 1, 2025.

Executive Summary

Our Fiscal 2025 Performance

As discussed in our Annual Report on Form 10-K, our 2025 net sales declined 29% compared to 2024 as we continued to face industry pressure. Additionally, we recorded impairment charges of $232 million, related to finite-lived intangible assets and property, plant, and equipment. In February 2026, as a result of failure to pay interest on our Term Loan, an event of default occurred with respect to the Term Loan, raising substantial doubt about our ability to continue as a going concern.

Fiscal 2025 Executive Compensation Highlights

We evaluate our compensation arrangements and develop programs that we feel are most appropriate to drive results for our Company and our stockholders, and we make changes to ensure that our pay program aligns our executives’ compensation with our stockholders’ interests and our performance over the long term.

Consistent with our executive compensation philosophies and objectives, in establishing fiscal 2025 compensation for our named executive officers, our Compensation Committee considered each named executive officer’s prior performance and relevant market data. For fiscal 2025, our Compensation Committee made the following decisions with respect to the compensation of our named executive officers:

•	Base Salary: We did not increase base salaries during fiscal 2025 for our named executive officers, outside of increases due to changes in roles and responsibilities, detailed in the table below.

•	Annual Incentive Bonus: Our annual incentive bonus was comprised of cash awards, which align the interests of our employees with those of our stockholders.

•

Retention Awards: We granted retention awards to our named executive officers in fiscal 2023, a portion of which vested and were paid in fiscal 2024 and fiscal 2025, to further align pay and performance. No additional retention awards were granted in fiscal 2024. We granted retention awards to certain of our named executive officers in fiscal 2025, a portion of which vested in January 2026.

Our Compensation Philosophy and Guiding Principles

Our philosophy is to implement a competitive compensation program that enables us to attract, motivate, reward and retain high-performing executives who are capable of creating and sustaining value for our stockholders over the long term. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. As part of its oversight responsibility, the Compensation Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us.

The following table summarizes executive compensation practices that we have implemented and those that we avoid, ensuring that our executive pay program rewards long-term commitment to our Company’s success.

	What We Do		What We Do Not Do
✔	We focus on pay-for-performance by emphasizing performance-based incentive opportunities.	X	We do not offer perquisites that are not aligned with market practices.
✔	We set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards and are aligned with business objectives to enhance stockholder value over time.	X	We do not permit executive officers or directors to engage in hedging, pledging, or similar types of transactions with respect to our stock.
✔	We consider both long-term and short-term incentives to align our executive officers’ performance goals with our overall performance.	X	We do not permit backdating or repricing of stock options.
✔	We use multiple performance metrics for incentive compensation to better align incentives with overall company performance.	X	We do not guarantee salary increases for our executive officers.
✔	We benchmark our executive officers’ compensation against an appropriate peer group.	X	We do not use the same performance measures for short-term and long-term incentives to ensure our executive officers focus on both short term and long-term goals.
✔	We maintain stock ownership guidelines for executive officers.	X	We do not provide excise tax gross-ups.
✔	We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.

Determination of Executive Compensation

Role of the Compensation Committee

Our Compensation Committee is appointed by the board of directors to assist with the board of directors' oversight responsibilities with respect to the Company’s compensation and benefit plans, policies and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors, and senior management. Our Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and to determine (sometimes subject to final board of directors' approval) the principal components of compensation (base salary, performance incentive, and equity awards) for our executive officers. Such determinations are generally made on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee deems appropriate. Our Compensation Committee does not delegate authority to approve compensation of our named executive officers.

Our Compensation Committee, alongside our human resources leadership, has developed and maintains a clear compensation philosophy that includes a discretionary incentive plan, as detailed below.

Our Compensation Committee works with and receives information and analyses from management, including within our finance and human resources departments, and considers such information and analyses when determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Compensation Committee retains the final authority to make all compensation decisions. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.

From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or board of directors meetings. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Management and Corporate Governance” section of this proxy statement. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.

External Compensation Consultant

Our Compensation Committee is authorized to engage a compensation consultant, legal counsel, experts or other advisors in its sole discretion. In fiscal 2025, the Compensation Committee did not retain a compensation consultant.

Elements of Named Executive Officer Compensation

For fiscal 2025, the principal components of compensation for our named executive officers consisted of:

•	Annual base salary;

•	Annual incentive bonuses; and

•	Retention awards.

Annual Base Salary

We provide our named executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer as well as the overall performance and contributions of each executive officer. The annual base salaries of our named executive officers for fiscal 2025 are listed below.

		Percentage Increase in Base
Executive	Fiscal 2025 Base Salary ($)(1)	Salary from Fiscal 2024
William Toler	275,000	n/a(2)
B. John Lindeman	550,000	15.8%(3)
Mark Parker	370,000	12.1%(4)
Kevin O'Brien	350,000	16.7%(5)

(1)	Represents annualized base salary.
(2)

Mr. Toler has served as our Chief Executive Officer since December 1, 2025, and received a pro-rata share of his annualized base salary of $275,000 for the period served. In 2024, Mr. Toler served as our Chief Executive Officer, where he received an annualized base salary of $600,000.

(3)

Mr. Lindeman served as our Chief Executive Officer from January 1, 2025 until December 1, 2025, and received a pro-rata share of his annualized base salary of $550,000 for the period served. In 2024, Mr. Lindeman served as our Executive Vice President and Chief Financial Officer, where he received an annualized base salary of $475,000.

(4)

Mr. Parker has served as our President since January 1, 2025, receiving an annualized base salary of $370,000. In 2024, Mr. Parker served as our Executive Vice President of Sales and Business Development, where he received an annualized base salary of $330,000.

(5)

Mr. O'Brien has served as our Chief Financial Officer since January 1, 2025, receiving an annualized base salary of $350,000. In 2024 Mr. O'Brien served as our Chief Accounting Officer, where he received an annualized base salary of $300,000.

During its review of base salaries for the named executive officers our Compensation Committee primarily considers:

•	the negotiated terms of each named executive officer’s employment agreement, if any;

•	an internal review of the named executive officer’s compensation, both individually and relative to other named executive officers;

•	base salaries paid by comparable companies that have a similar business and financial profile; and

•	our overall financial performance.

Salary levels are considered annually as part of the company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by our Chief Executive Officer to the Compensation Committee (other than his own salary), and the comparative compensation at peer companies. The factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment.

Annual Incentive Bonuses

Our named executive officers are eligible to receive an annual incentive bonus based on the satisfaction of individual and company objectives established by our board of directors, which may be in the form of a combination of cash awards and stock awards. These objectives may include individualized goals or company-wide goals that relate to operational, strategic or financial factors. For fiscal 2025, Mr. Toler was eligible for a pro-rata annual incentive bonus equal to 100% of his base salary, Mr. Lindeman was eligible for an annual incentive bonus equal to 100% of his base salary, and Mr. Parker and Mr. O'Brien were eligible for an annual incentive bonus equal to 75% of their base salaries. During 2025, there was no equity portion of the annual incentive bonuses granted to our named executive officers.

Long-term Equity Awards

Our Compensation Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent. In connection with our initial public offering (“IPO”), we adopted the 2020 Plan, which enables us to grant RSUs, stock options, performance-based awards and other stock-based awards to employees, directors, consultants and other individuals who provide services to us and our affiliates, and to subject those awards to vesting requirements in order to promote a long-term perspective. Since our IPO, we have granted equity compensation to our executive officers primarily in the form of RSU awards, and PSU awards (collectively, “stock awards”). Historically, our Compensation Committee has granted equity awards in connection with new hires and for retention. All required approvals are obtained in advance of or on the actual grant date of the equity award. The Compensation Committee also evaluates the use of equity compensation in consideration of stockholder dilution and total shares available for grant under the 2020 Plan.

Timing of Equity Award Grants

The timing of equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers. Beginning in 2022, our Compensation Committee ceased granting stock options or similar awards as part of our long-term incentive awards program. If stock options or similar awards are granted, our policy is to not grant stock options or similar awards in anticipation of the release of material non-public information (“MNPI”) that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates.

Cash and Equity Retention Awards

During 2025, our Compensation Committee granted equity retention awards to our named executive officers as a key component of compensation to motivate and promote retention.

Equity Incentive Plans

The Company maintains three equity incentive plans: the 2018 Plan, the 2019 Plan and the 2020 Plan (collectively, “Incentive Plans”). The 2020 Plan serves as the successor to the 2019 Plan and 2018 Plan and provides for the issuance of incentive stock options, non-qualified stock options, stock grants and stock-based awards to employees, directors, and consultants of the Company. No further awards will be issued under the 2018 Plan and 2019 Plan.

Change of Control Under the Incentive Plans

Under our 2018 Plan, upon a Change in Control (as defined in the 2018 Plan), the board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the plan, as to some or all outstanding awards:

•

provide that all outstanding options shall be assumed or substituted by the successor corporation, or in the event that such outstanding options are not assumed or substituted by the successor corporation, such options shall become fully vested and exercisable or payable and all applicable restrictions or forfeiture provisions shall lapse;

•	all performance-based awards earned and outstanding shall be payable in full in accordance with the payout schedule in the award instrument; and

•

in lieu of the foregoing, all performance-based awards may also be terminated by the board of directors, in its sole discretion, and the holder shall receive a cash payment equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award.

Under each of the 2019 Plan and the 2020 Plan, upon a Change of Control (as defined in the 2019 and 2020 Plans), the board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the plans, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•

upon written notice to a participant, provide that the participant’s exercisable options may be exercised within a certain number of days and the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•

in the event of a merger or reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•

provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•

with respect to stock grants and in lieu of any of the foregoing, the board of directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Termination Under the Incentive Plans

Options granted under our 2018 Plan are subject to modification in the event of termination as follows (in each case subject to any modifications made by the plan administrator):

•	All unvested but exercisable options shall expire upon termination.

•

All vested and exercisable options shall expire on the earliest of (i) if termination is not for Cause (as defined in the 2018 Plan), death or disability, three months following termination, (ii) if termination is due to death or disability, one year following termination and (iii) the last day of the original term of the option.

•

If the participant dies following termination but has otherwise exercisable options, these options shall expire on the earlier of (i) the last day of the original term of the option and (ii) the one-year anniversary of the date of death.

•	If termination is for Cause, all options, regardless of vesting status, shall automatically and immediately expire and terminate.

•

If an option is otherwise exercisable but the issuance of common stock upon its exercise would violate federal or state securities laws, following termination the option will remain exercisable until the earlier of (i) the last day of the original term of the option and (ii) three months following the date when issuance no longer violates securities laws.

•

An option designated as an incentive stock option shall cease to qualify for favorable tax treatment as an incentive stock option to the extent it is exercised (i) more than three months after termination if termination was for reasons other than death or disability, (ii) more than one year after termination if termination was by reason of disability, or (iii) more than six months following the first day of a leave of absence that exceeds three months (unless reemployment rights are guaranteed).

Options granted under our 2019 Plan and our 2020 Plan are generally subject to modification in the event of termination as follows (subject to limited exceptions and unless otherwise specified in the relevant option agreement):

•

Termination not for Cause (as defined in each Incentive Plan), death or disability: Participants may continue to exercise any exercisable options until the last day of the original term of such options. However, participants who reside in California must be able to exercise options at least until the earlier of (i) 30 days following termination and (ii) the last day of the original option term. Under the 2020 Plan, no option intended to be an incentive stock option may be exercised more than three months following termination.

•	Termination for Cause: All unexercised options will be immediately forfeited.

•

Termination due to disability: All exercisable options may be exercised for one year following termination. If exercise rights accrue periodically, any vesting rights that would have accrued as of the next vesting date will be prorated as of the date of termination. However, participants who reside in California may only exercise options until the earlier of (i) six months from termination and (ii) the last day of the original option term.

•

Termination due to death: All exercisable options may be exercised by the participant’s survivors for one year following death. If exercise rights accrue periodically, any vesting rights that would have accrued as of the next vesting date will be prorated as of the date of death. However, survivors of participants who resided in California may only exercise options until the earlier of (i) six months from the date of death and (ii) the last day of the original option term.

Stock awards granted under our 2019 Plan and our 2020 Plan are generally subject to modification in the event of termination as follows (subject to limited exceptions and unless otherwise specified in the relevant agreement):

•

Termination not for Cause (as defined in each Incentive Plan), death or disability: The Company shall have the right to cancel or repurchase the number of shares subject to the participant’s stock awards until the Company’s forfeiture or repurchase rights lapse under the respective agreement.

•	Termination for Cause: All shares subject to a participant’s stock awards that remain subject to forfeiture shall be immediately forfeited to the Company.

•

Termination due to disability: If the Company’s forfeiture or repurchase rights have not lapsed, the Company may still exercise such rights. If such rights lapse periodically, they will lapse pro rata as of the date of disability.

•

Termination due to death: If the Company’s forfeiture or repurchase rights have not lapsed, the Company may still exercise such rights. If such rights lapse periodically, they will lapse pro rata as of the date of death.

If a participant is terminated for any reason and the participant has been granted stock awards but has not accepted them or paid any required purchase price, the stock award shall terminate.

Under our standard forms of RSU agreement and PSU agreement, under our Incentive Plans, if a participant’s employment ceases for any reason prior to a vesting date, all unvested RSUs and/or PSUs shall, subject to the exceptions noted above, immediately be forfeited, and the relevant RSU agreement and/or PSU agreement shall terminate.

Other Features of Our Executive Compensation Program

401(k) Plan, Welfare and Health Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we match contributions up to $2,000 annually. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, life, disability and accidental death and dismemberment insurance plans. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our employee benefits programs are designed to be affordable and competitive in the market in which we compete for talent.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, for recruitment and retention purposes or to ensure their safety and security.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal 2025.

Other Compensation Policies and Practices

Stock Ownership Guidelines and Holding Requirements

All of our executive officers and our executive leadership team are subject to stock ownership guidelines. We instituted stock ownership guidelines in the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders. Although there is no deadline set for executives to reach their ownership guidelines, our Compensation Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines.

The following table outlines the stock ownership guidelines that were in place for our executives during fiscal 2025.

Position	Ownership Guidelines
Chairman of the Board and Chief Executive Officer	6x base salary
Chief Financial Officer	4x base salary
Executive Leadership Team	2x base salary

As of April 24, 2026, all of our executive officers continue to accumulate stock however, given the stock price environment, the Compensation Committee is continuing to assess progress towards ownership guidelines. The members of our executive leadership team are also making progress toward the ownership guidelines. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, vested options, and any vested and unvested stock awards, all count towards the ownership guidelines. Shares subject to unvested options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares of common stock held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our common stock before that measurement date.

Insider Trading Policy

Our board of directors adopted the Hydrofarm Holdings Group, Inc. Insider Trading Policy (the “Insider Trading Policy”) that, among other things, prohibits Company personnel, including directors, officers, employees and consultants of the Company and its subsidiaries as well as family members, other members of the household and entities controlled by such Company personnel, from trading Company’s securities while in possession of MNPI and leaking MNPI to individuals who trade based on that information. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.

Hedging, Short Sales and Pledging Policies

Our Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving our common stock during periods, determined by us, that those individuals are most likely to be aware of MNPI. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our common stock with our Chief Financial Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in publicly-traded options, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including straddles, collars or other similar risk reduction or hedging devices) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of our securities.

Clawback Policy

Our board of directors adopted the Hydrofarm Holdings Group, Inc. Clawback Policy (the “Clawback Policy”). Pursuant to the Clawback Policy, upon the occurrence of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirements under U.S. securities laws, the Company shall recover incentive-based compensation received by executive officers, subject to limited exceptions, regardless of whether such officers engaged in fraud or misconduct relating to the restatement. “Incentive-based compensation” under the Clawback Policy includes (i) any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measures that are determined and presented in accordance with generally accepted accounting principles (“GAAP”) used in preparing the Company’s financial statements and (ii) any measures derived wholly or in part from such GAAP measures, as well as non-GAAP measures, stock price, and total shareholder return. The Company did not have an accounting restatement in fiscal 2024 or 2025. A copy of our Clawback Policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K.

Tax and Accounting Implications

Accounting for Stock-Based Compensation

Under Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.

Deductibility of Executive Compensation

Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the Company’s business needs.

Risk Considerations

Our Compensation Committee, in cooperation with our management, reviewed our fiscal 2025 compensation programs. The Compensation Committee believes that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. We have designed our compensation programs to be balanced so that our employees are focused on both short- and long-term financial and operational performance. Goals are appropriately set with targets that encourage growth in the business, while doing so in a manner that encourages profitability.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table contains information concerning the compensation of our named executive officers during each of the years ended December 31, 2025, and 2024.

				Stock	All other
Name and		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)
William Toler(3)	2025	69,182	112,813	203,000	25,880	410,875
Chairman of the Board and Chief Executive Officer	2024	600,000	25,875	300,010	26,090	951,975

B. John Lindeman(4)	2025	514,135	66,000	145,000	37,265	762,400
Former Chief Executive Officer	2024	475,000	72,742	118,751	37,568	704,061

Mark Parker(5)	2025	370,000	39,600	58,000	37,265	504,865
President	2024	330,000	7,116	82,507	37,568	457,191

Kevin O'Brien(6)	2025	350,000	36,300	58,000	32,803	477,103
Chief Financial Officer

(1)

The amounts reported in the “Stock Awards” column represent grant date fair value of the RSUs and PSUs granted to the named executive officers during the fiscal years ended December 31, 2025, and 2024 as computed in accordance with ASC 718. Note that the amounts reported in this column reflect the accounting cost for these stock awards and do not correspond to the actual economic value that may be received by the named executive officers from the stock awards. Assumptions used in the calculation of these amounts are included in Note 3 and Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K.

(2)	“All Other Compensation” consists of health insurance premiums.
(3)

William Toler has served as our Chief Executive Officer since December 1, 2025, and received a pro-rata share of his annualized base salary of $275,000 for the period served. In 2024, Mr. Toler served as our Chief Executive Officer, where he received an annualized base salary of $600,000

(4)

B. John Lindeman served as our Chief Executive Officer from January 1, 2025 until December 1, 2025, and received a pro-rata share of his annualized base salary of $550,000 for the period served. In 2024, Mr. Lindeman served as our Chief Financial Officer, where he received an annualized base salary of $475,000

(5)

Mr. Parker served as our President since January 1, 2025, receiving an annualized base salary of $370,000. In 2024, Mr. Parker served as our Executive Vice President of Sales and Business Development, where he received an annualized base salary of $330,000.

(6)	Mr. O'Brien served as our Chief Financial Officer since January 1, 2025, receiving an annualized base salary of $350,000.

Narrative Disclosure to Summary Compensation Table

Executive Employment Agreements

The following description relates to employment agreements between us and our executive officers.

William Toler, Chairman of the Board of Directors and Chief Executive Officer

In November 2025, we entered into an employment agreement with Mr. Toler, pursuant to which he serves as Chairman and Chief Executive Officer. Mr. Toler’s employment agreement provides for, among other things, base salary, annual performance and retention bonus, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Toler. Under the provisions of the agreement, Mr. Toler’s base salary is $275,000, which may be increased by the board of directors in its sole discretion and his annual performance bonus is up to 100% of his base salary rate. Under the agreement, if Mr. Toler’s employment is terminated by us without cause (as defined in the employment agreement), or Mr. Toler resigns for good reason (as defined in the employment agreement), Mr. Toler will (i) have the right to receive an amount equal to 12 months of his base salary and the annual bonus for such fiscal year at 100% of target performance, (ii) and the reimbursement of Consolidated Omnibus Business Reduction Act (“COBRA”) health premiums until the earlier of six months following termination, the date on which healthcare coverage is obtained from another source or until he ceases to be entitled to continuing coverage under our health plan; (iii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards; and (iv) payment of (a) his base salary accrued through his last day of employment, (b) any unused vacation (if applicable) accrued through his last day of employment, (c) any earned but unpaid annual bonus for the calendar year ended immediately prior to his last day of employment and (d) reimbursement of any unreimbursed business expenses (such amounts in clauses (a)-(d), the “Accrued Amounts”). If Mr. Toler resigns without good reason or if his employment is terminated by us for cause, all of his unvested equity awards previously granted to him will be forfeited. Mr. Toler’s employment agreement also provides that if his employment is terminated by him due to resignation without good reason, or by us for cause, or by either party as a result of his death or disability, he will only be entitled to the Accrued Amounts and other rights under our benefit programs, stock option, plan or other equity grant documents between him and us.

Mr. Toler’s employment agreement also contains intellectual property covenants and confidentiality covenants prohibiting Mr. Toler from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-solicitation and non-competition restrictions, pursuant to which Mr. Toler will not be permitted to solicit our employees in certain circumstances or engage in or compete with the Company and its affiliates for a period of 6 months following his termination of employment for any reason as well as non-disparagement provisions.

As previously disclosed, Mr. Toler was appointed as Executive Chairman of the Board of Directors effective as of January 1, 2025, at which time he was granted 350,000 RSUs vesting over a two year period, with one-half vesting on each annual anniversary of the grant date.

Mark Parker, President

In March 2022, we entered into an offer letter with Mr. Parker, pursuant to which he served as Executive Vice President of Sales and Business Development. Mr. Parker’s offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. Parker’s base salary is $330,000 per year. The offer letter also includes an annual performance bonus of up to 50% of Mr. Parker’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors. The offer letter also included an award of 5,000 RSUs, which vest over three years. Under the offer letter, if Mr. Parker’s employment is terminated by us without cause or by Mr. Parker for good reason and such termination is considered a “Separation from Service” as defined by Treasury Regulation Section 1.409A-1(h), Mr. Parker will, subject to his execution of a release of claims within 45 days of termination, (i) be paid cash severance of an amount equal to six months of his base salary in effect as of the date of separation and (ii) be reimbursed for COBRA expenses until the earliest to occur of (x) the six-month anniversary of termination or resignation, (y) the date of obtaining health care coverage from another source and (z) the date on which COBRA benefits expire.

As previously disclosed, Mr. Parker has been appointed as President effective as of January 1, 2025. In connection with his appointment as President, Mr. Parker received a grant of 10,000 RSUs vesting over a three year period, with one-third vesting on each annual anniversary of the grant date. In addition, Mr. Parker’s annual salary was increased from $330,000 to $370,000 and his annual incentive bonus target was increased from 50% of his annual salary to 75% of his annual salary.

Kevin O'Brien, Chief Financial Officer

In January 2022, we entered into an offer letter with Mr. O'Brien, pursuant to which he served as Corporate Controller & Chief Accounting Officer. Mr. O'Brien's offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. O'Brien’s base salary is $300,000 per year. The offer letter also includes an annual performance bonus of up to 50% of Mr. O'Brien’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors. The offer letter also included an RSU award valued at $400,000, which vests over three years. Under the offer letter, if Mr. O'Brien’s employment is terminated by us without cause, Mr. O'Brien will be paid cash severance of an amount equal to six months of his base salary in effect as of the date of separation.

As previously disclosed, Mr. O'Brien has been appointed as Chief Financial Officer effective as of January 1, 2025. In connection with his appointment as Chief Financial Officer, Mr. O'Brien received a grant of 100,000 RSUs vesting over a three year period, with one-third vesting on each annual anniversary of the grant date. In addition, Mr. O'Brien’s annual salary was increased from $300,000 to $350,000 and his annual incentive bonus target was increased from 50% of his annual salary to 75% of his annual salary.

Outstanding equity awards at 2025 fiscal year end

The following table sets forth the outstanding exercisable and unexercisable stock options and unvested stock awards held by our named executive officers as of December 31, 2025. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $1.51, which was the closing market price of our common stock on December 31, 2025, the last trading day in 2025.

	Option Awards					Stock Awards
Market
						Number		Value
						of		of
						Shares		Shares
						or		or
						Units		Units
	Number		Number			of		of
	of		of			Stock		Stock
	Securities		Securities			That		That
	Underlying		Underlying			Have		Have
	Unexercised		Unexercised	Option	Option	Not		Not
Name and Principal	Options (#)		Options (#)	Exercise	Expiration	Vested		Vested
Position	Exercisable		Unexercisable	Price ($)	Date	(#)		($)(1)
William Toler,	—		—	—	—	35,000	(2)	$52,850	(2)
Chairman of the Board and Chief Executive Officer

John Lindeman,	—		—	—	—	—		—
Former Chief Executive Officer

Mark Parker,	—		—	—	—	1,667	(3)	$2,517	(3)
President	—		—	—	—	10,000	(4)	$15,100	(4)
	3,968	(5)	—	$84.28	6/10/2029	—		—
	482	(6)	—	$84.28	6/10/2029	—		—

Kevin O'Brien,	—		—	—	—	10,000	(7)	$15,100	(7)
Chief Financial Officer

(1)

Represents the fair market value of shares that were unvested as of December 31, 2025. The fair market value is based on the closing price on December 31, 2025, the last trading day of 2025, of $1.51 per share.

(2)	Mr. Toler was granted 35,000 RSUs on January 1, 2025, vesting in two equal annual installments beginning on the first anniversary of the grant date.
(3)	Mr. Parker was granted 5,000 RSUs on August 8, 2023, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(4)	Mr. Parker was granted 10,000 RSUs on January 1, 2025, vesting in three equal annual installments beginning on the first anniversary of the grant date.
(5)	Mr. Parker was granted 3,968 incentive stock options on June 10, 2019, of which 25% vested on June 10, 2020 and the remaining 75% vested in 36 equal monthly installments.
(6)	Mr. Parker was granted 482 non-qualified stock options on June 10, 2019, of which 25% vested on June 10, 2020 and the remaining 75% vested in 36 equal monthly installments.
(7)	Mr. O'Brien was granted 10,000 RSUs on January 1, 2025, vesting in three equal annual installments beginning on the first anniversary of the grant date.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2025, to each of our non-employee directors. Directors who are employed by us typically are not compensated for their service on our board of directors.

	Fees
	Earned or
	Paid in	Stock Awards(1)
Name	Cash ($)	($)	Total ($)
Richard D. Moss(2)	44,167	—	44,167
Patrick Chung	78,750	113,700	192,450
Melisa Denis	88,958	113,700	202,658
Renah Persofsky	85,000	113,700	198,700
Susan P. Peters(3)	67,500	113,700	181,200
Richard Christopher Yetter(4)	18,750	66,600	85,350

(1)

These amounts represent the aggregate grant date fair value of the stock awards granted to each director during the fiscal year ended December 31, 2025, computed in accordance with ASC 718. We granted 30,000 RSUs as annual equity awards to each Mr. Chung, Ms. Denis, Ms. Persofsky. We granted 20,000 RSUs as an annual equity award to Mr. Yetter. Such awards vest on June 9, 2026.

(2)

On February 28, 2025, Mr. Moss tendered his resignation from our of directors to be effective June 9, 20225, as of immediately prior to the 2025 annual meeting of stockholders, which was accepted by our board of directors.

(3)	On September 29, 2025, Ms. Peters tendered her resignation from the Company's board of directors to be effective October 1, 2025, which was accepted by our board of directors.
(4)

On September 29, 2025, our board of directors appointed Mr. Yetter to serve on the board effective as of October 1, 2025 to fill the vacancy as a Class III director created by Ms. Peters' resignation, with an initial term ending at our 2026 annual meeting of stockholders.

Narrative to Director Compensation Table

In April 2025, our board of directors adopted an amended and restated compensation policy for our directors. It is designed to attract, retain and reward non-employee directors.

Under this amended director compensation policy, each non-employee director receives an annual director fee of $75,000. Each director also receives 30,000 RSUs on or about the date of each annual meeting of our stockholders, which will vest after approximately one year of service. The chair of our Audit Committee is paid an additional fee of $25,000, the chair of our Compensation Committee is paid an additional fee of $15,000, and the chair of our Nominating Committee is paid an additional fee of $10,000.

Stock Ownership Guidelines for Non-Employee Directors

Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level. Non-employee directors’ guidelines suggest holding five times the annual cash retainer in equity. There is no deadline for non-employee directors to reach their ownership guidelines; however, the Compensation Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guidelines. All of our non-employee directors are making appropriate progress toward the ownership guidelines.

PAY VERSUS PERFORMANCE

The following table shows the relationship between executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and our other named executive officers (“non-PEO NEOs”) and certain financial performance of the Company during the fiscal years ended December 31, 2025, 2024, and 2023.

Value of
					Average		Initial
					Summary	Average	Fixed $100
	Summary	Summary			Compensation	Compensation	Investment
	Compensation	Compensation	Compensation	Compensation	Table Total	Actually	Based
	Table	Table	Actually	Actually	for	Paid to	On Total	Net (Loss)
	Total for	Total for	Paid to	Paid to	Non-PEO	Non-PEO	Shareholder	Income
Year(1)	First PEO(2)	Second PEO(2)	First PEO(3)	Second PEO(4)	NEOs(5)	NEOs(6)	Return(7)	(in millions)(8)
2025	$410,875	$762,400	$216,618	$599,842	$490,984	$430,934	$9.74	$(289.790)
2024	$951,975	n/a	$677,287	n/a	$580,626	$482,376	$37.42	$(66.717)
2023	$1,448,051	n/a	$798,228	n/a	$749,034	$549,522	$59.19	$(64.813)

(1)	Named executive officers included in the above table reflect the following:
Year	First PEO	Second PEO	Non-PEO NEOs
2025	Mr. Toler	Mr. Lindeman	Mr. Parker and Mr. O'Brien
2024	Mr. Toler	n/a	Mr. Lindeman and Mr. Parker
2023	Mr. Toler	n/a	Mr. Lindeman and Mr. Parker
(2)

The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Toler for each corresponding year in the “Total” column of the Summary Compensation Table. The Summary Compensation Table for the years ended December 31, 2025, and 2024 can be found under “Executive Officer and Director Compensation” above. The Summary Compensation Table for the year ended December 31, 2023 can be found in our proxy statement filed with the SEC on April 17, 2024.

(3)

The dollar amounts reported in this column represent the CAP to Mr. Toler, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Toler during the applicable year.

In accordance with SEC rules, the following adjustments were made to Mr. Toler’s total compensation for each year to determine CAP:

	Reported Summary			Compensation
	Compensation Table	Reported Value of	Equity Award	Actually Paid to
Year	Total for First PEO	Equity Awards(i)	Adjustments(ii)	First PEO
2025	$410,875	$(203,000)	$8,743	$216,618
2024	$951,975	$(300,010)	$25,322	$677,287
2023	$1,448,051	$(750,002)	$100,179	$798,228
(i)

The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)

The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) for equity awards granted in the applicable year that are outstanding and unvested as of the end of the year, the year-end fair value; (2) for equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year, the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value; (3) for equity awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

					Fair Value	Value of
	Year			Change in	at the	Dividends
	End Fair	Change		Fair Value	End of	or Other
	Value of	in Fair	Fair	as of	the Prior	Earnings
	Equity	Value	Value	Vesting	Year of	Paid
	Awards	of Prior	as of	Date of	Equity	on Stock
	Granted	Year	Vesting	Equity	Awards	or Option
	During the	Equity	Date of	Awards	that	Awards
	Year	Awards	Equity	Granted	Failed	in the
	Outstanding	Outstanding	Awards	in	to Meet	Year not
	and	and	Granted	Prior Years	Vesting	Otherwise	Total
	Unvested	Unvested	and	that Vested	Conditions	Included in	Equity
	as of	as of	Vested in	in the	in the	Total	Award
Year	Year End	Year End	the Year	Year	Year	Compensation	Adjustments
2025	$52,850	$—	$—	$(44,107)	$—	$—	$8,743
2024	$58,006	$(7,314)	$—	$(25,370)	$—	$—	$25,322
2023	$119,792	$(47,502)	$86,566	$(33,197)	$(25,480)	$—	$100,179

(4)

The dollar amounts reported in this column represent the CAP to Mr. Lindeman, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lindeman during the applicable year.

In accordance with SEC rules, the following adjustments were made to Mr. Lindeman’s total compensation for each year to determine CAP:

	Reported Summary			Compensation
	Compensation Table	Reported Value of	Equity Award	Actually Paid to
Year	Total for Second PEO	Equity Awards(i)	Adjustments(ii)	Second PEO
2025	$762,400	$(145,000)	$(17,558)	$599,842

(i)

The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)

The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) for equity awards granted in the applicable year that are outstanding and unvested as of the end of the year, the year-end fair value; (2) for equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year, the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value; (3) for equity awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

					Fair Value	Value of
	Year			Change in	at the	Dividends
	End Fair	Change		Fair Value	End of	or Other
	Value of	in Fair	Fair	as of	the Prior	Earnings
	Equity	Value	Value	Vesting	Year of	Paid
	Awards	of Prior	as of	Date of	Equity	on Stock
	Granted	Year	Vesting	Equity	Awards	or Option
	During the	Equity	Date of	Awards	that	Awards
	Year	Awards	Equity	Granted	Failed	in the
	Outstanding	Outstanding	Awards	in	to Meet	Year not
	and	and	Granted	Prior Years	Vesting	Otherwise	Total
	Unvested	Unvested	and	that Vested	Conditions	Included in	Equity
	as of	as of	Vested in	in the	in the	Total	Award
Year	Year End	Year End	the Year	Year	Year	Compensation	Adjustments
2025	$—	$—	$—	$(17,558)	$—	$—	$(17,558)

(5)	The dollar amounts reported this column represent the average of the amounts reported for the Company’s non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year.
(6)

The dollar amounts reported in this column represent the average amount of CAP to the non-PEO NEOs, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year.

In accordance with the SEC rules, the following adjustments were made to average total compensation for the non-PEO NEOs for each year to determine the CAP, using the same methodology described above in footnotes 3 and 4:

	Average
	Reported
	Summary	Average		Average
	Compensation	Reported	Average	Compensation
	Table Total	Value of	Equity	Actually Paid
	for Non-PEO	Equity	Award	to Non-
Year	NEOs	Awards	Adjustments(i)	PEO NEOs
2025	$490,984	$(58,000)	$(2,050)	$430,934
2024	$580,626	$(100,629)	$2,379	$482,376
2023	$749,034	$(181,939)	$(17,573)	$549,522

(i)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Average
Fair Value
	Average		Average		at the End	Average
	Year		Fair	Average	of the	Value of
	End Fair	Average	Value	Change in	Prior	Dividends or
	Value of	Change in	as of	Fair Value	Year of	Other
	Equity	Fair Value	Vesting	as of	Equity	Earnings
	Awards	of Prior	Date of	Vesting	Awards	Paid on Stock
	Granted	Year	Equity	Date	that	or Option
	During the	Equity	Awards	of Equity	Failed	Awards in the
	Year	Awards	Granted	Awards	to Meet	Year not
	Outstanding	Outstanding	and	Granted in	Vesting	Otherwise	Total
	and	and	Vested	Prior Years	Conditions	Included in	Equity
	Unvested as	Unvested as	in the	that Vested	in the	Total	Award
Year	of Year End	of Year End	Year	in the Year	Year	Compensation	Adjustments
2025	$15,100	$(3,576)	$—	$(13,574)	$—	$—	$(2,050)
2024	$19,459	$(9,848)	$—	$(7,232)	$—	$—	$2,379
2023	$36,435	$(30,928)	$—	$(14,533)	$(8,547)	$—	$(17,573)

(7)

The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)	The dollar amounts reported this column are the Company’s net income amounts reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

The following graphs address the relationship between CAP as disclosed in the Pay Versus Performance table and (i) the Company’s TSR and (ii) the Company’s net income (loss).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.

	(a)	(b)	(c)

Number of
securities
remaining
available
	Number of	Weighted-	for future
	securities	average	issuance
	to be	exercise	under equity
	issuable upon	price of	compensation plans
	exercise of	outstanding	(excluding
	outstanding	options,	securities
	options, warrants	warrants	reflected in
Plan category	and rights(1)	and rights(2)	column (a))(3)
Equity compensation plans approved by security holders(4)	207,225	$97.54	301,127
Equity compensation plans not approved by security holders	—	—	—
Total	207,225	97.54	301,127

(1)

These plans consist of the 2020 Plan, the 2019 Plan and the 2018 Plan. For a description of these plans, see Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

(2)	The weighted-average exercise price excludes any outstanding stock awards, which have no exercise price.
(3)

Consists only of securities remaining available for future issuance under the 2020 Plan. Since our 2020 Plan has been approved by our stockholders, we do not intend to make any additional grants under the 2018 Plan and the 2019 Plan.

(4)

The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on January 2, 2030, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on such date and (ii) such number of shares determined by the plan administrator. Pursuant to the terms of the 2020 Plan, although the number of shares available for issuance may be subject to an annual increase, the plan administrator determined not to increase the number of shares reserved for issuance under the 2020 Plan for fiscal 2025.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our Audit Committee charter adopted by our board of directors, which is available on our website at www.hydrofarm.com. This committee reviews and reassesses our Audit Committee charter annually and recommends any changes to our board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2025, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and Deloitte & Touche LLP, our former independent registered public accounting firm;

•

Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) including Auditing Standard No. 1301 – Communications with Audit committees and the SEC; and

•

Received written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

Members of the Audit Committee of
Hydrofarm Holdings Group, Inc.

Ms. Melisa Denis
Ms. Renah Persofsky
Mr. Patrick Chung

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers (the “Indemnification Agreements”). Such Indemnification Agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us.

The Indemnification Agreements set forth procedures for making and responding to requests for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.

Related Person Transaction Policy

The following actions constitute the recurring duties and responsibilities of our Audit Committee as set forth in the Audit Committee charter. Our Audit Committee may alter or supplement these duties and responsibilities as appropriate under the circumstances, to the extent permitted by applicable law:

•

Review and approve, prior to the Company’s entry into any such transactions, all transactions involving amounts equal to or greater than $120,000 in which the Company is or will be a participant, which would be reportable by the Company under Item 404 of Regulation S-K promulgated under the Securities Act as a result of any of the following persons having or expected to have a direct or indirect material interest (a “Related Person Transaction”):

○	executive officers of the Company;

○	members of the board of directors;

○	beneficial holders of more than 5% of the Company’s securities;

○	immediate family members (as defined by Item 404 of Regulation S-K promulgated under the Securities Act) of or entities affiliated with any of the foregoing persons; and

○	any other persons whom the board of directors determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

•

Any request for a Related Person Transaction must first be presented to the Audit Committee for review, consideration and approval. In reviewing, considering, and approving or rejecting such transactions, the Audit Committee shall obtain, or shall consider all available information that the Audit Committee believes to be relevant to a review of the transaction prior to its approval including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to the Company than terms the Company could have generally obtained from an unaffiliated third party under the same or similar circumstances. Following such consideration, approval may be given by written consent of the Audit Committee. No Related Person Transaction shall be entered into prior to the completion of these procedures.

•

The Audit Committee or the Chairperson of the Audit Committee, as the case may be, shall approve only those Related Person Transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

•	The Audit Committee shall adopt any further policies and procedures relating to the approval of Related Person Transactions that it deems necessary or advisable from time to time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On March 25, 2026, our board of directors nominated Mr. Yetter for election at the annual meeting. Our board of directors currently consists of five (5) members, classified into three (3) classes as follows: (1) Mr. Toler and Mr. Chung constitute a class of directors with a term ending in 2027; (2) Ms. Denis and Ms. Persofsky constitute a class of directors with a term ending in 2028; and (3) Mr. Yetter constitutes a class of director with an original term ending in 2026. At each annual meeting of stockholders, director(s) are elected for a full term of three (3) years to succeed those director(s) whose terms are expiring.

Our board of directors has voted to nominate Mr. Yetter, for election at the annual meeting for a term of three (3) years to serve until the 2029 annual meeting of stockholders, and until his respective successor is elected and qualified. The Class I director (Mr. Toler and Mr. Chung) and Class II directors (Ms. Denis and Ms. Persofsky) will serve until the annual meeting of stockholders to be held in 2027 and 2028, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for the nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Yetter as director. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that the nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for the nominee at the meeting is required to elect the nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF RICHARD CHRISTOPHER YETTER AS DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors. However, the Compensation Committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2027 annual meeting of stockholders.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2026 annual meeting of stockholders:

“RESOLVED, that the compensation paid to the named executive officers of Hydrofarm Holdings Group, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares cast at the annual meeting is required to approve, on an advisory basis, this resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of CBIZ will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

On April 17, 2026, we filed a Current Report on Form 8-K (the “Form 8-K”) with the SEC reporting that, on April 14, 2026, we dismissed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm, and CBIZ was engaged as our new independent registered public accounting firm. The decision to dismiss Deloitte and to appoint CBIZ was approved by our Audit Committee.

The audit reports of Deloitte on our financial statements for the years ended December 31, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through April 14, 2026, there were: (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to them in its reports; and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Deloitte with a copy of the disclosures the Company made in the Form 8-K, as defined, and requested that Deloitte furnish us with a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of Deloitte’s letter, stating its agreement with such statements, was filed as Exhibit 16.1 to the Form 8-K.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through April 14, 2026, neither us nor anyone on our behalf consulted with CBIZ regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that CBIZ concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

In deciding to appoint CBIZ the Audit Committee reviewed auditor independence issues and existing commercial relationships with CBIZ and concluded that CBIZ has no commercial relationship with us that would impair its independence for the fiscal year ending December 31, 2026 .

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees:(1)	$1,650,836	$1,723,939
Audit related fees:	$—	$—
Tax fees:(2)	$—	$319,798
All other fees	$—	$—
Total	$1,650,836	$2,043,737

(1)

Audit fees include fees and related expenses for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including consents and review of registration statements filed with the SEC.

(2)	Tax fees include fees and other related expenses for U.S. federal and state tax compliance, foreign tax compliance, and tax consulting.

All fees described above were pre-approved by the Audit Committee. We have furnished the foregoing disclosure to Deloitte.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.

Audit-Related services include assurance and related services that are traditionally performed by an independent registered public accounting firm, such as due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other services include services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of CBIZ as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF CBIZ AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is posted on our website at www.hydrofarm.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Compliance Officer at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2027 annual meeting of stockholders and in accordance with Rule 14a-8 of the Exchange Act, we must receive stockholder proposals (other than for director nominations) by December 31, 2026 or no later than 120 days prior to the date that is the one-year anniversary of the mailing date for this proxy statement. To be considered for presentation at the 2027 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 23, 2027, the close of business on the 120th day prior to the one-year anniversary of the annual meeting, nor later than March 25, 2027, the close of business on the 90th day prior to the one-year anniversary of the annual meeting. Proposals that are not received in a timely manner will not be voted on at the 2027 annual meeting of stockholders. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of nominees other than our nominees to the board of directors at the 2027 annual meeting of stockholders must satisfy the requirements of Rule 14a-19 under the Exchange Act. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be sent to Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19555, Attn: Secretary.

HYDROFARM

HYDROFARM HOLDINGS GROUP INC.
1510 MAIN STREET
SHOEMAKERSVILLE, PA 19555

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94246-P49443 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HYDROFARM HOLDINGS GROUP, INC.

**The Board of Directors recommends you vote FOR the following proposal:**

| Nominee: | For | Withhold |
|---|---|---|
| 1a. Richard Christopher Yetter | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposals:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V94247-P49443

**HYDROFARM HOLDINGS GROUP, INC.**
**Annual Meeting of Shareholders**
**June 23, 2026 11:00 AM EDT**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Kevin O'Brien as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HYDROFARM HOLDINGS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM EDT on June 23, 2026, virtually at www.virtualshareholdermeeting.com/HYFM2026, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**